UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  October 18, 2017

APPCOIN INNOVATIONS INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55049	27-3098487
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

561 Indiana Court, Venice Beach, CA  90291
 (Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: 310.658.4413

Not Applicable.
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
On October 18, 2017, we entered into a business services agreement with Business Instincts Group Inc. (“BIG”), whereby we retained the services of BIG to provide certain services, including creating, designing and project managing the launching of initial coin offerings for clients of our company, in consideration for a monthly fee of $35,000 and a signing bonus of $100,000 payable as follows: (i) $50,000 upon closing of up to $750,000 of equity financing and (ii) $50,000 payable on signing of the first client agreement. The agreement continues for a two (2) year term which will automatically be renewed unless: (i) mutually agreed to by BIG and our company, or (ii) written notice of non-renewal is provided by the non-renewing party to the other at least 90 days prior to the end of the term. The agreement may be terminated by either party, without cause, at any time upon the provision of 90 days written notice to the other party.  Our chairman, Cameron Chell, is a director, officer and an indirect shareholder of BIG.
Item 9.01 Financing Statements and Exhibits
(d)    Exhibits
10.1  Business Services Agreement with Business Instincts Group Inc. dated October 18, 2017.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPCOIN INNOVATIONS INC.

/s/ Bruce Elliott
Bruce Elliott
President

October 19, 2017
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